UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☒   Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement*

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SIMPLETECH, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

N/A

(2)	Form, schedule or registration statement no.:

N/A

(3)	Filing party:

N/A

(4)	Date filed:

N/A

SIMPLETECH, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 26, 2005

TO THE SHAREHOLDERS OF SIMPLETECH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SimpleTech, Inc., a California corporation (the “Company”), will be held on Thursday, May 26, 2005, at 8:00 a.m. local time at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect seven directors to serve on the Company’s Board of Directors until the 2006 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on April 13, 2005, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those shareholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Manouch Moshayedi
Chief Executive Officer and Chairman of the Board of Directors

Santa Ana, California

April 25, 2005

SIMPLETECH, INC.

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 26, 2005

The enclosed proxy is solicited on behalf of the Board of Directors of SimpleTech, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on May 26, 2005, at 8:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612.

Your vote at the 2005 annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the 2005 annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 25, 2005.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

Attendance at the 2005 annual meeting is limited to the Company’s shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:45 a.m. and each shareholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on April 13, 2005. On April 13, 2005, the record date for determination of shareholders entitled to notice of and to vote at the 2005 annual meeting, 44,897,125 shares of our common stock were issued and outstanding. You get one vote for each share of common stock. You may not cumulate votes in the election of directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2005 annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote “FOR” each of the director nominees and “FOR” the other proposal to be considered at the annual meeting.

Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

Signing and returning the proxy card does not affect the right to vote in person at the 2005 annual meeting.

What if other matters come up at the 2005 Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the 2005 annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by filing with Mark Moshayedi, our Corporate Secretary, at our principal executive offices at 3001 Daimler Street, Santa Ana, California 92705-5812, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the 2005 annual meeting and voting in person.

Can I vote in person at the 2005 Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the 2005 annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

In the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected as directors. Proposal 2 requires the approval of the affirmative vote of a majority of the votes cast at the 2005 annual meeting together with the affirmative vote of a majority of the required quorum.

The required quorum for the transaction of business at the 2005 annual meeting is a majority of the shares of common stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted “FOR” or “AGAINST” are treated as votes cast at the 2005 annual meeting with respect to such matter.

Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the 2005 annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

Shareholder proposals that are intended to be presented at our 2006 annual meeting and included in our proxy materials relating to the 2006 annual meeting must be received by Mark Moshayedi, Corporate Secretary, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812 no later than December 26, 2005, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. All shareholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2006 annual meeting.

If a shareholder wishes to present a proposal at our 2006 annual meeting and the proposal is not intended to be included in our proxy statement relating to the 2006 annual meeting, the shareholder must give advance notice to us prior to the deadline for the annual meeting. In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than March 11, 2006, which is 45 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. However, in the event that the 2006 annual meeting is called for a date which is not within thirty days of the anniversary of the date of the 2005 annual meeting, shareholder proposals intended for presentation at the 2006 annual meeting must be received by our Corporate Secretary no later than the close of business on the tenth day following the date on which public announcement of the date of the 2006 annual meeting is first made. If a shareholder gives notice of such proposal after March 11, 2006, then the proxy solicited by the board of directors for the 2006 annual meeting will confer discretionary authority to vote on such proposal at that meeting, which may include a vote against such shareholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring shareholder action. Proposal No. 1 requests the election of seven directors to our board of directors. Proposal No. 2 requests ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Both of the proposals are discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our board of directors currently consists of seven persons. All seven positions on our board of directors are to be elected at the 2005 annual meeting. Each of the current directors has been nominated for re-election to serve for a one-year term and until their successors are duly elected and qualified.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board of directors’ seven director nominees below. Proxies cannot be voted for more than the seven named director nominees.

Each director nominee for election has agreed to serve if elected, and we have no reason to believe that any director nominee will be unavailable to serve. If any director nominee is unable or declines to serve as a director at the time of the 2005 annual meeting, the proxy holders will vote for a director nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the director nominee named below.

The names of the director nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
Manouch Moshayedi (2)	46	1990	Chief Executive Officer and Chairman of the Board of Directors

Mike Moshayedi	49	1990	President and Director

Mark Moshayedi	43	1992	Chief Operating Officer, Chief Technical Officer, Secretary and Director

Dan Moses (2)	37	2000	Chief Financial Officer and Director

F. Michael Ball (1)	49	2000	Director

Mark R. Hollinger (1)	47	2000	Director

James J. Peterson (1)	49	2003	Director

(1)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees
(2)	Member of the Special Stock Option and Special Banking and Investment Committees

Manouch Moshayedi, a co-founder of SimpleTech, has served as our President or Chief Executive Officer and Chairman of the board of directors since our inception in March 1990. From our inception in March 1990 to September 1994, Mr. Moshayedi also served as our Chief Financial Officer. Mr. Moshayedi graduated with a B.S. in engineering from California State University, Fullerton and an M.B.A. from Long Island University in New York. Mr. Moshayedi is the brother of Mike Moshayedi and Mark Moshayedi, both of whom are our executive officers and directors.

Mike Moshayedi, a co-founder of SimpleTech, has served as a director since our inception in March 1990 and our President since January 1995. From our inception in March 1990 to December 1994, Mr. Moshayedi served as our Senior Vice President or President of Sales and Marketing and Secretary. Mr. Moshayedi graduated with a B.S. in engineering from California State University, Long Beach. Mr. Moshayedi is the brother of Manouch Moshayedi and Mark Moshayedi, both of whom are our executive officers and directors.

Mark Moshayedi has served as a director since March 1992 and our Chief Operating Officer, Chief Technical Officer and Secretary since January 1995. From June 1994 to December 1994, Mr. Moshayedi served as our President of Research and Development. From April 1992 to June 1994, Mr. Moshayedi served as our Senior Vice President. Mr. Moshayedi graduated with a B.S. in engineering from the University of California, Irvine and an M.B.A. from Pepperdine University. Mr. Moshayedi is the brother of Manouch Moshayedi and Mike Moshayedi, both of whom are our executive officers and directors.

Dan Moses has served as our Chief Financial Officer since August 1994 and a director since March 2000. From October 1992 to August 1994, Mr. Moses served as our Controller. Before joining SimpleTech, Mr. Moses was a Senior Auditor with PricewaterhouseCoopers LLP from June 1990 to October 1992. Mr. Moses graduated with a B.S. in business administration from the University of California, Riverside and a Master’s of Accounting from the University of Southern California. Mr. Moses is a Certified Public Accountant.

F. Michael Ball joined SimpleTech as a director and member of our Audit and Compensation Committees in October 2000. Mr. Ball was appointed as a member of our Nominating and Corporate Governance Committee in February 2004. Since October 2003, Mr. Ball has been Executive Vice President and President, Pharmaceuticals, Allergan, Inc., a publicly-traded pharmaceutical company. From April 1996 to September 2003, Mr. Ball was Corporate Vice President and President, North America Region of Allergan, Inc. Mr. Ball graduated with a B.S. in science and an M.B.A. from Queen’s University, Canada, and completed an executive management program at Stanford University.

Mark R. Hollinger joined SimpleTech as our director and member of our Audit and Compensation Committees in October 2000. Mr. Hollinger was appointed as a member of our Nominating and Corporate Governance Committee in February 2004. Since September 1999, Mr. Hollinger has been President and Chief Executive Officer of Merix Corporation, a manufacturer of printed circuit boards. Mr. Hollinger has been a director of Merix, a publicly-traded company, since May 1999 and has been its Chairman since September 2001. From May 1999 to September 1999, Mr. Hollinger was President and Chief Operating Officer of Merix. From August 1998 to May 1999, Mr. Hollinger was Senior Vice President of Operations and Chief Operating Officer of Merix. From September 1997 to August 1998, Mr. Hollinger was Senior Vice President of Merix. Mr. Hollinger graduated with a B.A. in marketing from Capital University and an M.B.A. from Ohio State University.

James J. Peterson joined SimpleTech as a director and member of our Audit and Compensation Committees in January 2003. Mr. Peterson was appointed as a member of our Nominating and Corporate Governance Committee in February 2004. Since February 2001, Mr. Peterson has been President and Chief Executive Officer of Microsemi Corporation, a manufacturer of discrete semiconductors and power management integrated circuits. Mr. Peterson has been a director of Microsemi, a publicly-traded company, since November 2001. From August 1998 to February 2001, Mr. Peterson was the Vice President and General Manager of the Linfinity Division of Microsemi. From February 1997 to April 1999, Mr. Peterson was President and Chief Operating Officer of Linfinity Microelectronics, Inc., a manufacturer of analog and mixed signal integrated circuits. Mr. Peterson graduated with a B.A. in business administration and an M.B.A from Brigham Young University.

Board of Directors

Our board of directors is currently comprised of seven members. Each director currently serves until the next annual meeting of shareholders or until his successor is duly elected and qualified. At each annual meeting of shareholders, the directors’ successors will be elected to serve until the next annual meeting of shareholders. In addition, our bylaws provide that the authorized number of directors will be between four and seven, with the exact number to be determined by a majority of our board of directors or shareholders.

Our board of directors held four meetings in 2004 and also acted at various times by unanimous written consent without a meeting. All of the then current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during 2004. Members of our board of directors and its committees also consulted informally with management from time to time during 2004.

Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, together with their respective affiliates, beneficially own approximately 58.1% of the voting power of SimpleTech, Inc. as reported in their Schedule 13G filed on February 14, 2005. Accordingly, we are a “Controlled Company” as defined by NASDAQ Marketplace Rule 4350(c)(5). Therefore, we are exempt from the requirements of Rule 4350(c) with respect to the requirement to have a majority of independent directors on our board of directors, the compensation and nominating committees being comprised solely of independent directors, the compensation of the executive officers being determined by a majority of the independent directors or a compensation committee being comprised solely of independent directors, and director nominees being selected or recommended for the board of director’s selection, either by a majority of the independent directors, or a nominating committee comprised solely of independent directors.

Although we do not have a policy with regard to attendance by members of the board of directors at our annual meeting of shareholders, it is customary for all members of the board of directors to attend. All of our directors were present for our 2004 annual meeting held on May 26, 2004.

Shareholder Communications with the Board of Directors

Shareholders can contact our board of directors through written communication sent by certified mail to Board of Directors c/o Corporate Secretary, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812. Our Corporate Secretary will forward all correspondence to the board of directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within SimpleTech for review and possible response. From time to time our board of directors may change the process by which shareholders may communicate with the board of directors. Such changes will be posted to our website at www.simpletech.com.

Board Committees

Our board of directors has five standing committees: the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Special Stock Option Committee and the Special Banking and Investment Committee. The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee have written charters approved by the board of directors. A copy of each charter can be found under the “Investor Relations” section of our website at www.simpletech.com. The members of each committee are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Special Stock Option Committee	Special Banking and Investment Committee
Manouch Moshayedi				Chair	Chair
Dan Moses				X	X
F. Michael Ball	X	Chair	X
Mark R. Hollinger	Chair	X	X
James J. Peterson	X	X	Chair

Audit Committee – The Audit Committee is responsible for reviewing financial information which will be provided to shareholders and others, the systems of internal controls which management and our board of directors have established, the performance and selection of our independent registered public accounting firm, our audit and financial reporting processes, and our accounting practices. The Audit Committee operates under a written charter adopted by our board of directors, and the Audit Committee reviews and confirms the adequacy of such charter on an annual basis. Our Audit Committee met in February 2005 in connection with the audit of our 2004 financial statements. During 2004, our Audit Committee held four meetings and also acted at various times by unanimous written consent without a meeting. The board of directors has determined that Messrs. Hollinger and Peterson are “audit committee financial experts” as defined in Item 401(h) of Regulation S-K. Each member of the Audit Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. and also meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Compensation Committee – The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors, and our Employee Stock Purchase Plan. During 2004, our Compensation Committee held four meetings and also acted at various times by unanimous written consent without a meeting. Each member of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

Nominating and Corporate Governance Committee – The Nominating and Corporate Governance Committee is responsible for recommending to the board of directors candidates for election to the board of directors. During 2004, our Nominating and Corporate Governance Committee held no formal meetings, but consulted informally among each other and also acted at various times by unanimous written consent without a meeting.

Each member of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Nominating and Corporate Governance Committee recommended to the board of directors the nomination of directors for the 2005 annual meeting. When considering a potential candidate for membership on the board of directors, the Nominating and Corporate Governance Committee considers the candidates’ relevant business and industry experience, financial acumen, demonstrated character and judgment, and prior experience serving as a director. Based on the composition of the board of directors and our company’s needs, the Nominating and Corporate Governance Committee will also consider whether the candidate qualifies as an independent director under the NASDAQ Marketplace Rules. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of our shareholders and us. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

The Nominating and Corporate Governance Committee will also consider recommendations for nominees to the board of directors submitted by shareholders. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit the candidate’s name, appropriate biographical information, a brief description of such candidate’s qualifications and such candidate’s written consent to nomination to the Nominating and Corporate Governance Committee in care of Mark Moshayedi, Corporate Secretary, at the following address: SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

Special Stock Option Committee – The Special Stock Option Committee has separate but concurrent jurisdiction with the Compensation Committee to make option grants under our 2000 Stock Incentive Plan to eligible individuals other than executive officers and the non-employee members of our board of directors. The Special Stock Option Committee held no meetings in 2004, but acted at various times by unanimous written consent without a meeting. The Special Stock Option Committee does not operate under a formal written charter.

Special Banking and Investment Committee – The Special Banking and Investment Committee monitors, reviews and approves the investment of our cash assets in various short-term marketable securities in accordance with the Investment Policy Guidelines approved by our board of directors. The Special Banking and Investment Committee held no meetings in 2004, but acted at various times by unanimous written consent without a meeting. The Special Banking and Investment Committee does not operate under a formal written charter.

Our board of directors may establish other committees to facilitate the management of our business.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and controller) and directors. A copy of our Code of Business Conduct and Ethics can be found under the “Investor Relations” section of our website at www.simpletech.com. The information on our website is not incorporated by reference in this Proxy Statement. We may post amendments to or waivers of the provisions of the Code of Business Conduct and Ethics, if any, made with respect to any of our directors and executive officers on that website.

Compensation Committee Interlocks and Insider Participation

Our board of directors established our compensation committee in September 2000. Since September 2000, our compensation committee has been composed exclusively of non-employee members of our board of directors. Our compensation committee currently consists of Messrs. Ball, Hollinger and Peterson. Prior to September 2000, Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi participated in deliberations of our board of directors concerning executive officer compensation.

None of the current members of our compensation committee was at any time since the formation of SimpleTech an officer or employee of SimpleTech. Except as indicated below, none of our current executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board of directors or our compensation committee.

Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi are the sole beneficial stockholders of MDC Land Corporation, MDC Land LLC, XYZ, Inc. and QualCenter, Inc. In addition, Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi are each a member of the board of directors and/or executive officer of each of these companies. Manouch Moshayedi also serves as a member of our special stock option committee.

For additional information concerning transactions involving members of the board of directors, see “Certain Transactions.”

Director Compensation

We do not provide cash compensation to the employee members of our board of directors for their service on the board or for attendance at meetings of committees of the board on which they serve. Each non-employee member of our board of directors receives $3,000 for attendance at each board meeting, but none of our non-employee board members receive any compensation for attendance at meetings of the various committees of our board of directors. In addition, our non-employee board members are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.

Employee board members are eligible to receive options and be issued shares of common stock directly under our 2000 Stock Incentive Plan. A non-employee board member will, upon his initial election or appointment to the board of directors, receive an automatic option grant to purchase 30,000 shares of common stock under the automatic option grant program of our 2000 Stock Incentive Plan. The option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will have a term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of service on the board of directors. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of board service. The shares subject to each automatic option grant will vest in a series of five successive equal annual installments upon the optionee’s completion of each year of board service over the five-year period measured from the date of grant. However, the shares will immediately vest in full upon certain changes in control or ownership of SimpleTech or upon the optionee’s death or disability while serving as a board member.

On May 18, 2004 Messrs. Ball, Hollinger and Peterson each received an option grant to purchase 100,000 shares of common stock at an exercise price of $3.67 per share, the fair market value per share of common stock on the grant date. These options vest and become exercisable in a series of four successive equal annual installments upon the optionee’s completion of each year of board service over the four-year period measured from the date of grant. The foregoing options granted to our non-employee board members generally have a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of service on the board of directors. In addition, the options will immediately vest in full upon certain changes in control or ownership of SimpleTech.

Vote Required

The seven director nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the shareholders vote “FOR” the election of the director nominees named above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

PricewaterhouseCoopers LLP has been selected by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If ratification of this selection is not approved by a majority of the shares of common stock voting thereon, our Audit Committee will review its future selection of independent registered public accounting firms; however, the Audit Committee may select PricewaterhouseCoopers LLP, notwithstanding the failure of the shareholders to ratify its selection. In addition, even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of us and our shareholders.

Accountant Fees and Services

During the fiscal years ended December 31, 2004 and 2003, PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to us as follows:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees

Audit Fees – Aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for the 2004 and 2003 fiscal years.	$212,000	$201,000

Audit-Related Fees – Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which are not reported under “Audit Fees” above, including fees for consultation on possible acquisitions.	$6,000	$50,000

Tax Fees – Aggregate fees billed for tax compliance, tax advice and tax planning, including transfer pricing consultation.	$0	$1,000

All Other Fees – Aggregate fees billed for products and services provided other than as described in the preceding three categories.	$0	0

Total Fees	$218,000	$252,000

Our Audit Committee has considered whether provision of the above services other than audit services is compatible with maintaining the independent registered public accounting firm’s independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP’s independence.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2005 annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All of the 2004 and 2003 services described above were pre-approved by the Audit Committee to the extent required by Section 10A of the Securities Exchange Act of 1934, which requires Audit Committee pre-approval of audit and non-audit services provided by an independent registered public accounting firm.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 requires the approval of the affirmative vote of a majority of the votes cast at the 2005 annual meeting together with the affirmative vote of a majority of the required quorum.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2005 annual meeting. If any other business is properly brought before the 2005 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of March 31, 2005.

Name	Age	Position
Manouch Moshayedi (2)	46	Chief Executive Officer and Chairman of the Board of Directors

Mike Moshayedi	49	President and Director

Mark Moshayedi	43	Chief Operating Officer, Chief Technical Officer, Secretary and Director

Dan Moses (2)	37	Chief Financial Officer and Director

F. Michael Ball (1)	49	Director

Mark R. Hollinger (1)	47	Director

James J. Peterson (1)	49	Director

(1)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees
(2)	Member of the Special Stock Option and Special Banking and Investment Committees

Manouch Moshayedi.    See “Proposal No. 1: Election of Directors” for Mr. Moshayedi’s biography.

Mike Moshayedi.    See “Proposal No. 1: Election of Directors” for Mr. Moshayedi’s biography.

Mark Moshayedi.    See “Proposal No. 1: Election of Directors” for Mr. Moshayedi’s biography.

Dan Moses.    See “Proposal No. 1: Election of Directors” for Mr. Moses’ biography.

F. Michael Ball.    See “Proposal No. 1: Election of Directors” for Mr. Ball’s biography.

Mark R. Hollinger.    See “Proposal No. 1: Election of Directors” for Mr. Hollinger’s biography.

James J. Peterson.    See “Proposal No. 1: Election of Directors” for Mr. Peterson’s biography.

Relationships Among Executive Officers and Directors

Our executive officers are elected by the board of directors on an annual basis and serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified. Except as otherwise disclosed in their respective biography, there are no family relationships among any of the directors or executive officers of SimpleTech.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that for the reporting period from January 1, 2004 to December 31, 2004, our executive officers and the non-employee members of our board of directors complied with all their reporting requirements under Section 16(a).

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth certain summary information concerning the compensation earned by our chief executive officer and each of our other three most highly compensated executive officers (determined on the basis of their salary and bonus for the 2004 fiscal year) for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2004, 2003 and 2002, respectively. No other executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for our 2004 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the following table are collectively referred to as the “named executive officers.”

Summary Compensation Table

Long Term Compensation Awards
Name and Principal Position	Year	Annual Compensation		Other Annual Compensation ($)		Securities Underlying Options (#)		All Other Compensation ($)
		Salary ($)	Bonus ($)
Manouch Moshayedi Chief Executive Officer and Chairman of the Board of Directors	2004 2003 2002	250,000 250,000 278,300	— — —	18,300 18,300 —	(1) (1)	— 250,000 —		26,900 26,100 23,200	(2) (2) (2)

Mike Moshayedi President and Director	2004 2003 2002	250,000 250,000 278,300	— — —	20,400 20,400 —	(1) (1)	— 250,000 —		26,900 24,000 24,600	(2) (2) (2)

Mark Moshayedi Chief Operating Officer, Chief Technical Officer, Secretary and Director	2004 2003 2002	250,000 250,000 278,300	— — —	15,100 14,900 —	(1) (1)	— 250,000 —		26,900 24,000 24,600	(2) (2) (2)

Dan Moses Chief Financial Officer and Director	2004 2003 2002	240,000 192,500 168,100	— — 36,700	22,600 11,600 9,000	(1) (4) (5)	200,000 200,000 100,000	+	6,300 6,000 5,500	(3) (3) (3)

+	These options were issued on June 24, 2002 in connection with our option exchange program.
(1)	Consists of income imputed to the named executive officer for personal use of our automobiles.
(2)	For the amounts shown (a) $20,400 represents income imputed to the named executive officer for premiums paid by us for life insurance policies owned by the named executive officer and (b) the balance represents 401(k) matching contributions made by us.
(3)	Represents contribution to our 401(k) plan made on behalf of the named executive officer to match a portion of his elective deferral contributions to such plan.
(4)	Consists of income imputed to the named executive officer for personal use of our automobiles and an automobile allowance.
(5)	Consists of an automobile allowance for the named executive officer.

Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted to each of our named executive officers during the year ended December 31, 2004. We did not grant any stock appreciation rights during the year ended December 31, 2004.

Individual Grants
Name	Number of Shares of Common Stock Underlying Options Granted (#)	% of Total Options Granted to Employees in 2004	Exercise Price Per Share ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Manouch Moshayedi	—	—	—	—	—	—
Mike Moshayedi	—	—	—	—	—	—
Mark Moshayedi	—	—	—	—	—	—
Dan Moses	200,000	9.8%	$3.67	5/18/14	$461,609	$1,169,807

During 2004, we granted options to purchase 2,038,700 shares of our common stock to our employees, consultants and non-employee board members. In general, each option has a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of service, and will vest and become exercisable in successive equal annual installments over a specified period of time upon the optionee’s completion of each year of service with us over such period measured from the grant date. Each option will vest and become exercisable in full on an accelerated basis in the event we are acquired and the option is neither assumed nor replaced with a cash incentive program, which preserves the spread on the unvested portion of that option and provides for subsequent payout in accordance with the same vesting schedule.

Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant and do not represent our estimate or projection of our future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

None of our named executive officers exercised any stock options during the fiscal year ended December 31, 2004. No stock appreciation rights were exercised during the fiscal year ended December 31, 2004, and no stock appreciation rights were outstanding at the close of such year.

Employment Agreements and Change in Control Arrangements

We have entered into employment agreements with each of our named executive officers. Our employment agreements generally require each employee to devote all of his working time and attention to our business. The employment agreements contain non-competition restrictions and covenants, including provisions prohibiting each employee from competing with us during his period of employment with us and for a one-year period thereafter. Each employment agreement is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, each employee has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us. The compensation of our named executive officers is subject to annual review and adjustment by our board of directors and Compensation Committee. A summary of the compensation packages contained in the employment agreements for each of our named executive officers is provided in the table below.

Compensation Packages Contained in Employment Agreements

Name	Position	Date of Agreement	Initial Annual Base Salary
Manouch Moshayedi	Chairman of the Board and Chief Executive Officer	March 2000	$440,000	(1)
Mike Moshayedi	President	March 2000	$440,000	(1)
Mark Moshayedi	Chief Operating Officer, Chief Technical Officer and Secretary	March 2000	$440,000	(1)
Dan Moses	Chief Financial Officer	March 2000	$150,000	(1)

(1)	On December 20, 2004, the Compensation Committee set the 2005 annual base salaries for Mike Moshayedi, Mark Moshayedi and Dan Moses at $375,000, $440,000 and $300,000 respectively. In addition, on February 11, 2005, the Compensation Committee set the 2005 annual base salary for Manouch Moshayedi at $500,000, effective January 1, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Shareholders (1)	8,587,864	(2)	$4.09	3,549,775	(3)
Equity Compensation Plans Not Approved by Shareholders	—		—	—

Total	8,587,864			3,549,775

(1)	Consists of the 2000 Stock Incentive Plan and Employee Stock Purchase Plan.
(2)	Excludes purchase rights accruing under our Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each eligible employee may purchase up to 500 shares of common stock at semi-annual intervals on the last business day of January and July each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s start date of the offering period in which the employee is enrolled or (ii) the closing selling price per share on the semi-annual purchase date.
(3)	Consists of shares available for future issuance under the 2000 Stock Incentive Plan and Employee Stock Purchase Plan. As of December 31, 2004, an aggregate of 1,952,641 shares of our common stock were available for issuance under the 2000 Stock Incentive Plan and 1,597,134 shares of our common stock were available for issuance under the Employee Stock Purchase Plan. The number of shares of common stock available for issuance under the 2000 Stock Incentive Plan and Employee Stock Purchase Plan automatically increases on the first trading day of January each calendar year by an amount equal to 4% and 1%, respectively, of the total number of shares of common stock outstanding on the last trading day in December of the prior calendar year, but in no event will any such annual increase exceed 2,500,000 shares and 400,000 shares, respectively, of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of March 31, 2005, except as noted in the footnotes below, by:

•	Each person whom we know to be the beneficial owner of 5% or more of our outstanding common stock;

•	Each named executive officer;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days after March 31, 2005, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2005, 45,114,021 shares of our common stock were issued and outstanding. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and sole investment power with respect to the shares shown as beneficially owned. Unless otherwise indicated in the footnotes below, the address of each individual or entity listed below is c/o 3001 Daimler Street, Santa Ana, California 92705-5812.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number	Percentage
Executive Officers and Directors:
Manouch Moshayedi (1)	9,094,961	20.1%
Mike Moshayedi (2)	7,892,996	17.5%
Mark Moshayedi (3)	10,787,070	23.9%
Dan Moses (4)	296,780	*
F. Michael Ball (5)	63,000	*
Mark. R. Hollinger (5)	58,000	*
James J. Peterson (6)	50,000	*
All directors and executive officers as a group (7 persons) (7)	28,242,807	61.7%

*	Less than one percent
(1)	Includes (i) 1,270,496 shares held by Manouch Moshayedi, as a co-trustee for the D. and N. Moshayedi Investment Trust, dated 9/25/98 for the benefit of Mark Moshayedi’s children, (ii) 7,706,465 shares held by Manouch Moshayedi, as trustee for the M. and S. Moshayedi Revocable Trust, dated 11/16/95 for the benefit of Manouch Moshayedi’s family and (iii) 100,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2005. Manouch Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the D. and N. Moshayedi Investment Trust and the M. and S. Moshayedi Revocable Trust.
(2)	Includes (i) 7,790,996 shares held by Mike & Parto Moshayedi, as trustees for the M. and P. Moshayedi Revocable Trust, dated 12/30/96 for the benefit of Mike Moshayedi’s family and (ii) 100,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2005. Does not include 9,000 shares held by Mike Moshayedi’s spouse. Mike Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the M. and P. Moshayedi Revocable Trust and his spouse.
(3)

Consists of (i) 1,457,878 shares held by Mark Moshayedi, as trustee for the M. and S. Moshayedi Investment Trust, dated 11/16/95 for the benefit of Manouch Moshayedi’s children, (ii) 677,173 shares held by Mark Moshayedi, as a co-trustee for the M. and P. Moshayedi Investment Trust, dated 12/30/96, FBO Kevin Moshayedi, (iii) 677,173 shares held by Mark Moshayedi, as a co-trustee for the M. and P. Moshayedi Investment Trust, dated 12/30/96, FBO Brian Moshayedi, (iv) 7,874,846 shares held by Mark and Semira Moshayedi, as trustees for the M. and S. Moshayedi Revocable Trust, dated 9/25/98 for the benefit of Mark Moshayedi’s family, and (v) 100,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2005. Mark Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the M. and S. Moshayedi Investment Trust, the M. and P. Moshayedi Investment Trust FBO Kevin Moshayedi and the M. and P. Moshayedi Investment Trust FBO Brian Moshayedi and the M. and S. Moshayedi Revocable Trust.

(4)	Includes 216,667 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2005.
(5)	Includes 58,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2005.
(6)	Includes 50,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2005.
(7)	Includes 682,667 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report is not to be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SimpleTech, Inc. (the “Company”) administers the compensation program for the Company’s executive officers. The role of the Committee, which is comprised of three outside non-employee directors, is to review and recommend or approve the base salaries, bonuses and other cash compensation of the executive officers. The Committee also administers the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) with respect to all executive officers and has the exclusive authority to make option grants to them under the 2000 Plan.

The Company’s executive compensation program utilizes a combination of Company performance, individual performance and increases in shareholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of the Company and to create value for the Company’s shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

Cash Compensation

The Committee administers the Company’s executive compensation programs to ensure that the total cash compensation paid to executive officers remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. Each executive officer’s base salary may be adjusted each year on the basis of (i) the Committee’s evaluation of the officer’s personal performance for the preceding year and (ii) the competitive marketplace for persons in comparable positions. The Company’s performance and profitability may also be a factor in determining the base salaries of executive officers. The Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years. The compensation of executive officers is expected to be reviewed annually by the Committee.

The Committee does not rely on any external compensation surveys in setting the cash compensation of the executive officers and does not attempt to target their cash compensation at any specific percentile of the levels of compensation in effect for other executives in comparable positions in the industry.

Equity-Based Compensation

The Committee believes that stock option grants under the 2000 Plan serve to align the interests of an executive officer with those of the Company’s shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Plan. Each option generally becomes exercisable in a series of equal installments over a specified period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number of shares of common stock and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

The base salary of Manouch Moshayedi, our Chairman and Chief Executive Officer, is set at a level that the Committee believes is competitive with the compensation paid to the chief executive officers of companies of comparable size and similar industries. It is the Committee’s intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by factors beyond his control. Mr. Moshayedi’s annual base salary for 2004 was set by the Committee at the 2002 level of $440,000. However, as in the previous two years, Mr. Moshayedi voluntarily reduced his annual base salary to $250,000 in order to reduce the Company’s expenses and operating costs. No stock options or cash bonuses were awarded to Mr. Moshayedi in 2004. Mr. Moshayedi is eligible to participate in all long-term incentive plans, pension plans and health and welfare, perquisite and other arrangements generally available to other executive officers. For 2004, such perquisites totaled approximately $38,700 and included life insurance premiums and personal use of the Company’s automobiles. On February 11, 2005, the Committee set Mr. Moshayedi’s 2005 annual base salary at $500,000, effective January 1, 2005. In recognition of Mr. Moshayedi’s performance throughout 2004, on February 24, 2005 the Committee granted Mr. Moshayedi an option to purchase 300,000 shares of Common Stock with a per share exercise price equal to $3.84. This stock option grant has a term of 10 years and will vest in four equal annual installments commencing on February 24, 2006, subject to Mr. Moshayedi’s continued service to SimpleTech through each such date.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation, whether payable in cash or stock, exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for 2004 did not exceed the $1 million limit per officer, and the Committee does not anticipate that any non-performance-based compensation payable in cash to the executive officers for 2005 will exceed that limit. Accordingly, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company’s executive officers but will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level. The 2000 Plan has been structured so that any compensation deemed paid by the Company in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation that will not be subject to the $1 million limitation on deductibility provided that the option grants are approved by a committee comprised exclusively of two or more “outside directors” as required by Section 162(m).

Submitted by the Compensation Committee of
the Board of Directors,

F. Michael Ball, Chairman
Mark R. Hollinger
James J. Peterson

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee (the “Audit Committee”) of the Board of Directors of SimpleTech, Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2004, which include the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2004, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61, as amended, (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the independent registered public accounting firm’s independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Submitted by the Audit Committee of
the Board of Directors,

Mark R. Hollinger, Chairman
F. Michael Ball
James J. Peterson

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for us, the Nasdaq Stock Market (U.S.) Index and the Standard & Poor’s Semiconductors Index, assuming an investment of $100. No cash dividends have been declared on our common stock. The graph covers the period from September 29, 2000, the commencement date of our initial public offering of shares of common stock, to December 31, 2004. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our common stock.

*	$100 invested on 9/29/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Returns
	Sept. 29, 2000	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004
SIMPLETECH, INC.	100.00	35.23	26.82	27.45	54.73	41.82
NASDAQ STOCK MARKET (U.S.)	100.00	68.20	47.18	27.34	41.55	44.29
S & P SEMICONDUCTORS	100.00	45.53	38.37	18.71	36.96	29.24

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

Indemnification Agreements

In addition to the indemnification provisions contained in our amended and restated articles of incorporation and bylaws, we have entered into separate indemnification agreements with each of our officers and directors. These agreements contain provisions that may require us, among other things, to indemnify these officers and directors against liabilities that may arise because of their status or service as officers or directors, except for liabilities arising from willful misconduct of a culpable nature, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and obtain officers’ and directors’ liability insurance if it is maintained for other officers and directors. These agreements do not require us to indemnify our directors and officers in situations where:

•	The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

•	A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

•	The officer’s or director’s conduct is adjudged to have been knowingly fraudulent or deliberately dishonest, or constitutes willful misconduct;

•	Acts or omissions of our officer or director show a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was aware, or should have been aware, in the ordinary course of performing duties, of a risk of serious injury to us or our shareholders; or

•	A court determines that indemnification under the circumstances is not lawful.

MDC Land LLC and MDC Land Corporation

We occupy two leased facilities of approximately 24,500 and 48,600 square feet in Santa Ana, California, in which our executive offices, manufacturing, engineering, research and development, and test engineering operations are located. We lease both facilities from MDC Land LLC, a limited liability company owned by Manouch Moshayedi, Mark Moshayedi, and Mike Moshayedi, each of whom is an executive officer, director and major shareholder of SimpleTech. MDC has no operations other than its leasing transactions with us.

24,500 square foot facility. We lease the 24,500 square foot facility from MDC for a base rent of $17,000 per month. Pursuant to the lease agreement, as amended, this lease expires in July 2017. For the period beginning August 1, 2005 through July 31, 2007, the lease provides that the base rent shall be the greater of $17,000 per month or the market value rent as determined by an independent appraiser. Thereafter, for the remainder of the lease term, base rent shall be adjusted every two years based on the change in the Consumer Price Index. We believe our lease of the 24,500 square foot facility with MDC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

48,600 square feet facility. We lease the 48,600 square foot facility from MDC for a base rent of $33,000 per month. Pursuant to the lease agreement, as amended, this lease expires in July 2017. For the period beginning August 1, 2005 through July 31, 2007, the lease provides that base rent shall be the greater of $33,000 per month or the market value rent as determined by an independent appraiser. Thereafter, for the remainder of the lease term, base rent shall be adjusted every two years based on the change in the Consumer Price Index. We believe our lease of the 48,600 square foot facility with MDC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

SimpleTech Subsidiary Ownership

In February 1995, we formed Simple Technology Canada Ltd., a Canadian corporation with headquarters in Mississauga, Canada, with Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, each of whom is an executive officer and director of SimpleTech. We initially owned 79% of the membership interests in Simple Technology Canada and the Moshayedis initially owned the remaining 21%. Simple Technology Canada was formed for the purpose of manufacturing, selling and marketing our products in Canada. Under U.S. law at the time of formation of Simple Technology Canada, we could not wholly own a subsidiary since we were an S corporation. Accordingly, we formed Simple Technology Canada with the Moshayedis to meet this ownership requirement. Simple Technology Canada has been inactive since April 1998 when we discontinued our Canadian operations. In June 2000, Simple Technology Canada distributed all of its assets totaling approximately $92,000 to its shareholders through the establishment of an escrow account. Subsequently, we made filings with the Canadian tax authorities to dissolve Simple Technology Canada. In addition, the Moshayedis sold their 21% interest to us for approximately $2, the then-current fair market value. In September 2004, after receiving approval for the dissolution from the Canadian tax authorities, the amount held in escrow was distributed to the Moshayedis and us in proportion to our previous ownership interests.

In May 1996, we formed S.T.I., LLC, a California limited liability company, with Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, each of whom is an executive officer and director of SimpleTech. We own 97% of the membership interests in S.T.I., LLC and the Moshayedis own the remaining 3%. S.T.I., LLC was formed to limit our potential liability from our European manufacturing, sales and marketing operations. Under California law at the time of formation of S.T.I., LLC, limited liability companies were required to have more than one member. Accordingly, we formed S.T.I., LLC with the Moshayedis to meet this ownership requirement. To date, S.T.I. LLC has made no withdrawals or distributions of any kind in favor of any owner. We intend to acquire the Moshayedis’ interest in S.T.I., LLC for approximately $100, eliminating the Moshayedi’s interest in S.T.I., LLC and making it our wholly owned subsidiary.

In June 1996, S.T.I., LLC and MDC Land Corporation formed Simple Technology Europe, a privately-held unlimited company registered in Scotland. Simple Technology Europe was set up to serve as the sales and marketing entity for our European operations and currently employs our sales and marketing team located in Scotland and England. S.T.I., LLC owns 99% and MDC Land Corporation owns 1% of the outstanding shares of capital stock of Simple Technology Europe. Other than the 1% ownership interest in Simple Technology Europe held by MDC Land Corporation, MDC Land Corporation does not have any other relationship, either business, financial or otherwise, with Simple Technology Europe. To date, there has been no withdrawal from, or distribution of any kind by, Simple Technology Europe in favor of any owner. In January 1996, we formed Simple Technology Limited, a privately-held limited company registered in Scotland, to serve as the manufacturing entity for our European headquarters to take advantage of local United Kingdom tax laws. Simple Technology Limited is a wholly owned subsidiary of Simple Technology Europe. Simple Technology Limited concluded its manufacturing operations in April 1999. In July 2004, Simple Technology Limited was officially dissolved with the Inland Revenue agency in the United Kingdom.

Many of the transactions set forth above were made while we were a privately held corporation. All future transactions, if any, between us and our officers, directors and principal shareholders and their affiliates, and any transactions between us and any entity with which our officers, directors or principal shareholders or their affiliates are affiliated, will be approved by our Audit Committee or a majority of our disinterested directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

OTHER MATTERS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

We have filed an Annual Report on Form 10-K for the year ended December 31, 2004 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Dan Moses, Chief Financial Officer, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

Our board of directors knows of no other business that will be presented to the 2005 annual meeting. If any other business is properly brought before the 2005 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of our Annual Report for the 2004 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the 2005 annual meeting. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors,

Manouch Moshayedi,
Chief Executive Officer and Chairman of the Board of Directors

Dated: April 25, 2005

Santa Ana, California

SimpleTech.

SIMPLETECH, INC.

PROXY

Annual Meeting of Shareholders, May 26, 2005

This Proxy is Solicited on Behalf of the Board of Directors of

SimpleTech, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 26, 2005 and the Proxy Statement and appoints Manouch Moshayedi and Dan Moses, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of SimpleTech, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, on Thursday, May 26, 2005 at 8:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE

SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

Please detach and return in the envelope provided

SimpleTech.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” EACH OF THE OTHER LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect seven directors of the Company to serve until the 2006 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

`  FOR ALL NOMINEES

`  WITHHOLD AUTHORITY

FOR ALL NOMINEES

`  FOR ALL EXCEPT

(See instructions below)

NOMINEES

‰Manouch Moshayedi

‰Mike Moshayedi

‰Mark Moshayedi

‰Dan Moses

‰F. Michael Ball

‰Mark R. Hollinger

‰James J. Peterson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:‹

To change your address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. `

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

FOR `

AGAINST `

ABSTAIN `

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted “FOR” the election of the directors listed at left and “FOR” the other listed proposals.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Please check here if you plan to attend the meeting. `

Signature of Shareholder     Date:     Signature of Shareholder     Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.